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                            TERM NOTE


$5,000,000.00                                 St. Louis, Missouri
                                                   April 18, 1995

     For value received, INSITUFORM MID-AMERICA, INC., a Delaware corporation, ("Borrower") promises to pay to the order of MARK TWAIN BANK, a Missouri banking corporation ("Lender"), the principal sum of Five Million Dollars ($5,000,000), in eighty-four
(84) consecutive principal payments to be made monthly commencing on May 1, 1995, and on the first day of each month thereafter, through and including April 1, 2002, with an eighty-fifth installment in the amount of the remaining outstanding principal balance and all accrued interest thereon being due on the Ultimate Term Maturity Date. The first eighty-four (84) principal payments shall each be in the aggregate amount of Forty-One Thousand Nine Hundred Sixty-Seven and 36/100 Dollars ($41,967.36) and the final, eighty-fifth payment shall be in the amount of all remaining outstanding principal, plus all accrued and unpaid interest thereon.

     Borrower further promises to pay interest from the date hereof on the balance of said principal from time to time outstanding at the per annum rate set forth in the Loan Agreement (as hereinafter defined). Such interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed. Interest shall be payable monthly in arrears, commencing on the first day of the first full calendar month following the Effective Date and on the first day of each month thereafter, so long as there is any principal amount outstanding under this note (this "Note").

     Both principal and interest are payable in Dollars to The
Boatmen's National Bank of St. Louis, as Agent, at its office at 800 Market Street, St. Louis, Missouri 63101, Attention: Christy
B. Goudy.

     If any payment of principal or interest due on this Note is payable on a day other than a Business Day, then such payment shall be made on the next Business Day, and the amount of such payment, in such case, shall include all interest accrued to the date of actual payment; provided, however, that if the next succeeding Business Day would be in the following calendar month, such payment shall be made on the first preceding Business Day.

     This Note is issued under the terms of, and pursuant to, the provisions of that certain Loan Agreement, of even date herewith, among Borrower, The Boatmen's National Bank of St. Louis, as Agent and The Boatmen's National Bank of St. Louis and Lender as Lenders (as the same may be amended, supplemented, restated, renewed, extended or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the same meanings as given them in the Loan Agreement.

     This Note is secured by the Collateral described in the Loan
Documents and reference to the Loan Documents and the Loan
Agreement is made for a statement of the rights of Lender with respect to such Collateral.

     Borrower shall prepay the principal amount of this Note to the extent provided in the Loan Agreement. Borrower may voluntarily prepay the principal amount of this Note to the extent and upon the conditions provided in the Loan Agreement.

     The date and amount of all advances to Borrower and payments of amounts due from Borrower with respect to this Note will be recorded in the records that Lender normally maintains for such types of


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transactions.  The failure to record, or any error in
recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Term Loan and other amounts payable under this Note and the other Loan Documents. Borrower shall have the burden of proving that Lender's records are not correct.

     Upon the occurrence of any Event of Default, the principal hereof and all accrued interest thereon, at the option of Lender, shall become and be immediately due and payable as provided in the Loan Agreement.

     Upon the occurrence of any Default, at the option of Lender, all outstanding principal and, to the extent permitted by law, accrued interest in respect of this Note shall bear interest, payable on demand, at a rate per annum of 3% in excess of the rate which would otherwise apply hereunder, such rate to change simultaneously with any change in the Adjusted LIBO Rate or Adjusted CBR, as appropriate. In addition, such default rate of interest shall apply after Maturity. Such interest shall be computed on the basis of a year deemed to consist of 360 days, paid for the actual number of days elapsed and shall be payable on demand.

     If this Note shall not be paid as herein provided and shall be placed in the hands of one or more attorneys for collection, or in the hands of one or more attorneys for representation of Lender in connection with any bankruptcy or insolvency proceeding of Borrower, Borrower hereby promises to pay the fees and expenses of such attorneys in addition to the full amount due hereon, whether or not litigation should be commenced.

     Demand for payment, protest, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by all who are or shall become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof.

     No amendment, modification or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall be effective unless the same shall be in writing and signed by an authorized officer of Lender, and then only in the specific instance and for the purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right under this Note preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Lender under this Note or allowed to it at law or in equity shall be deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Lender's option.

     All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

     This Note is governed by and shall be interpreted in accordance with the laws of the State of Missouri, without regard to choice or conflict of laws rules.

                         INSITUFORM MID-AMERICA, INC.,
                         a Delaware corporation,



                         By:-----------------------------------------
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